Exhibit 99.1

Trex Company Announces Third-Quarter-2010 Results

  Expands Transcend Decking Collection and Introduces Deck Lighting System
  Ends Quarter with $43 Million in Cash
  Forecasts Sales of $60 Million for 4Q2010

WINCHESTER, Va.--(BUSINESS WIRE)--November 2, 2010--Trex Company, Inc. (NYSE: TREX), the nation’s largest manufacturer of wood-alternative decking and railing products, today announced financial results for the third quarter ended September 30, 2010.

Net sales for the third quarter of 2010 totaled $60.6 million compared to net sales of $61.9 million for the 2009 third quarter. The Company reported a net loss of $8.7 million, or $0.57 per diluted share, for the 2010 period compared to a net loss of $22.5 million, or $1.49 per diluted share, for the 2009 period. During the 2010 period, the Company recognized $3.9 million of unusual charges (“third-quarter charges”), which included a $3.1 million charge related to a supply contract, which now fully reserves its future obligations, and an $0.8 million increase to the Company’s warranty reserve for decking material manufactured at its Nevada plant prior to mid-2006. Before giving effect to the third-quarter charges, net loss on a pro-forma basis was $4.9 million, or $0.32 per diluted share. During the 2009 third quarter, the Company recognized a non-cash impairment charge of $23.3 million related to its Olive Branch, Mississippi facility. Before giving effect to this charge, the Company had net income for the 2009 third quarter of $0.8 million, or $0.05 per diluted share.

For the nine months ended September 30, 2010, Trex Company reported net sales of $242.4 million compared to net sales of $221.1 million for the prior-year period. The Company reported a net loss of $7.7 million, or $0.51 per diluted share, for the first nine months of 2010 compared to a net loss of $18.2 million, or $1.21 per diluted share, for the 2009 period. In total, the Company recognized $17.2 million of unusual charges during the 2010 period related to the $9.8 million increase to its warranty reserve for decking material, a $2.4 million charge related to its joint venture for recycling waste polyethylene in Spain and $5.0 million related to two supply contracts. Before giving effect to the aforementioned charges, net income on a pro-forma basis for the first nine months of 2010 totaled $9.5 million, or $0.62 per diluted share. Before giving effect to the $23.3 million non-cash impairment charge related to its Olive Branch facility, the Company had net income of $5.1 million, or $0.34 per diluted share, for the 2009 period.

Chairman, President and CEO Ronald W. Kaplan commented, “After a very active and successful first half, the environment for Trex and other companies in the building materials sector changed abruptly in mid-summer. Consumer sentiment declined rapidly, reducing the solid flow of orders we had been receiving. As a result, we had to decrease capacity utilization, a key contributor to gross margin.

“Despite the challenging economic environment, we ended the quarter with $43 million in cash. We were also very pleased with the continued recognition our new, high-performance Trex Transcend® decking and railing collection has been receiving. Transcend recently received Building Products magazine’s 2010 Most Valuable Product Award – the only decking product to be honored from the hundreds of entries received. Trex also swept the composite decking category in Remodeling magazine’s 2010 Brand Use Study, receiving four first-place rankings. These awards validate our innovative products and the effectiveness of our branding strategy.

“At our annual distributor meeting in October, we outlined our sales programs. We also launched a series of new products that will come to market in 2011. These include new Transcend styles inspired by tropical hardwoods, new sizes of Transcend boards that give customers added flexibility in deck and railing design, and an energy-efficient LED outdoor lighting collection. To create further opportunities for growth, we recently entered into a licensing partnership to develop and market outdoor living furniture that features the same low maintenance and durability as our core product line. Like our first brand extension licensing agreement, Trex RainEscape®, the partnership expands our brand presence in the outdoor living arena and offers opportunities to enter new distribution channels and retail locations. Trex Outdoor FurnitureTM will be available this month. We have also been exploring growth opportunities through partnerships with overseas distributors and are beginning to see results in this new arena.

“Notwithstanding the tough economic environment, based on recent strengthening in demand and our distributors’ very positive response to our sales programs and pricing strategy, we expect a solid fourth quarter with sales of $60 million compared to $51.2 million in the 2009 period.”

Third-Quarter-2010 Conference Call and Webcast Information

Trex will hold a conference call to discuss its third-quarter-2010 results on Tuesday, November 2, 2010 at 10:00 a.m. ET. To participate in the live call by telephone, please dial 706-634-1218 and reference conference ID #16017938. A live webcast of the conference call will also be available to all investors in the Investor Relations section of the Trex Company website at www.trex.com. The call will also be simulcast at www.streetevents.com.

For those who cannot listen to the live broadcast, the webcast will be available on Trex’s website for 30 days. A telephone replay of the call will also be available for seven days, beginning at approximately 1:00 p.m. ET on Tuesday, November 2, 2010. To listen to the telephone replay, dial 706-645-9291 and enter conference ID #16017938.

About Pro-Forma Net Income and Related Earnings Per Share (EPS)

To supplement the condensed consolidated financial statements, which are prepared and presented in accordance with U.S. GAAP, the Company uses the following non-GAAP financial measures: net income on a pro-forma basis and related EPS. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information presented in accordance with GAAP.

The Company defines net income on a pro-forma basis as net income before certain charges. The third-quarter 2010 charges of $3.9 million include a $3.1 million charge related to certain supply contracts and a $0.8 million increase to the Company’s warranty reserve for decking material manufactured at its Nevada plant prior to mid-2006. In total, the Company recognized $17.2 million of unusual charges during the first nine months of 2010 related to its warranty reserve for decking material, joint venture for recycling waste polyethylene in Spain and supply contracts. During the 2009 third quarter, the Company recognized an impairment charge of $23.3 million relating to its Olive Branch, Mississippi facility. The Company defines related EPS as net income on a pro-forma basis divided by the weighted average outstanding shares, on a fully diluted basis. The Company uses these pro-forma financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. The Company also believes that investors and analysts benefit from referring to these pro-forma financial measures in assessing the performance and expectations of the Company’s future performance.

For more information on the reconciliation of GAAP and pro-forma financial terms, please see the two tables titled “Reconciliations of Pro-Forma Results of Operations Measures to the Nearest Comparable GAAP Measures Three Months Ended September 30, 2010” and “Reconciliations of Pro-Forma Results of Operations Measures to the Nearest Comparable GAAP Measures Nine Months Ended September 30, 2010” at the end of this release.

Forward-Looking Statements

The statements in this press release regarding the Company's expected future performance and condition constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are subject to risks and uncertainties that could cause the Company's actual operating results to differ materially. Such risks and uncertainties include the extent of market acceptance of the Company's products; the costs associated with the development and launch of new products and the market acceptance of such new products; the sensitivity of the Company's business to general economic conditions; the Company's ability to obtain raw materials at acceptable prices; the Company's ability to maintain product quality and product performance at an acceptable cost; the level of expenses associated with product replacement and consumer relations expenses related to product quality; and the highly competitive markets in which the Company operates. The Company's report on Form 10-K filed with the Securities and Exchange Commission on March 12, 2010 and its subsequent reports on Form 10-Q filed on May 6, 2010 and August 5, 2010 discuss some of the important factors that could cause the Company's actual results to differ materially from those expressed or implied in these forward-looking statements. The Company expressly disclaims any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

About Trex Company

Trex Company is the nation’s largest manufacturer of wood-alternative decking and railing, with nearly 20 years of product experience. Built on “green” principles and values, Trex® outdoor living products offer significant design flexibility with fewer ongoing maintenance requirements than wood, as well as a truly environmentally responsible choice. The cornerstone of the Trex product portfolio is the new Trex Transcend® high-performance decking and railing system, which combines superior durability and aesthetics. In addition, Trex distributes ultra-low maintenance PVC decking under the trademark Trex Escapes®, PVC trim under the trademark TrexTrim™ and outdoor furniture under the trademark Trex Outdoor FurnitureTM. For more information, visit the company’s website trex.com. Trex®, Trex Transcend®, Trex Escapes®, TrexTrim™, Trex RainEscape®, and Trex Outdoor FurnitureTM are trademarks of Trex Company, Inc., Winchester, Va.

TREX COMPANY, INC.
Condensed Consolidated Statements of Operations
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2010	2009	2010

Net sales	$61,949	$60,579	$221,054	$242,418

Cost of sales	43,467	51,305	157,257	186,341

Gross profit	18,482	9,274	63,797	56,077

Selling, general and administrative expenses	13,964	14,024	47,937	52,305

Impairment of long-lived assets	23,251	-	23,251	-

Income (loss) from operations	(18,733)	(4,750)	(7,391)	3,772

Interest expense, net	3,930	3,907	11,012	11,577

Loss before income taxes	(22,663)	(8,657)	(18,403)	(7,805)

Provision (benefit) for income taxes	(201)	69	(203)	(65)

Net loss	$(22,462)	$(8,726)	$(18,200)	$(7,740)

Basic loss per common share	$(1.49)	$(0.57)	$(1.21)	$(0.51)

Basic weighted average common shares outstanding	15,082,047	15,206,561	15,048,467	15,179,618

Diluted loss per common share	$(1.49)	$(0.57)	$(1.21)	$(0.51)

Diluted weighted average common shares outstanding	15,082,047	15,206,561	15,048,467	15,179,618

TREX COMPANY, INC.
Condensed Consolidated Balance Sheets
(In thousands, except share data)
(unaudited)

	31-Dec-09	30-Sep-10

ASSETS
Current assets:

Cash and cash equivalents	$ 19,514	$ 43,150
Accounts receivable	31,429	13,028
Inventories	45,485	57,228
Prepaid expenses and other assets	2,368	1,825
Income taxes receivable	7,775	78
Total current assets	106,571	115,309
Property, plant and equipment, net	137,027	127,834
Goodwill	6,837	6,837
Other assets	6,024	2,198
Total assets	$ 256,459	$ 252,178
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:

Accounts payable	$ 16,514	$ 11,243
Accrued expenses	19,126	20,996
Accrued warranty	9,256	5,893
Deferred income taxes	485	485
Current portion of long-term debt	545	579
Total current liabilities	45,926	39,196
Deferred income taxes	1,925	1,925
Accrued taxes	3,735	2,803
Non-current accrued warranty	2,268	6,017
Debt-related derivatives	392	366
Long-term debt, net of current portion	76,634	82,219
Total liabilities	130,880	132,526
Stockholders’ equity:
Preferred stock, $0.01 par value, 3,000,000 shares authorized; none issued and outstanding	--	--
Common stock, $0.01 par value, 40,000,000 shares authorized; 15,397,093 and 15,456,632 shares
issued and outstanding at December 31, 2009 and September 30, 2010, respectively	154	155
Additional paid-in capital	96,197	97,983
Accumulated other comprehensive loss	(265)	(239)
Retained earnings	29,493	21,753
Total stockholders’ equity	125,579	119,652
Total liabilities and stockholders’ equity	$ 256,459	$ 252,178

TREX COMPANY, INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2009	2010

OPERATING ACTIVITIES
Net loss	$(18,200)	$(7,740)
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation and amortization	23,826	22,017
Impairment of long lived assets	23,251	0
Other non-cash charges	2,030	4,243
Changes in operating assets and liabilities	16,873	12,594

Net cash provided by operating activities	$47,780	$31,114

INVESTING ACTIVITIES	$(4,905)	$(6,105)

FINANCING ACTIVITIES	$(26,273)	$(1,373)

Net increase in cash and cash equivalents	$16,602	$23,636
Cash and cash equivalents at beginning of period	$23,189	$19,514

Cash and cash equivalents at end of period	$39,791	$43,150

Trex Company, Inc.
Reconciliations of Pro-Forma Results of Operations Measures to the Nearest Comparable GAAP Measures
Three Months Ended September 30,
(amounts in 000's except for diluted earnings (loss) per common share)

	2009 Reconciliation			2010 Reconciliation
	GAAP	Pro-Forma	Pro-Forma	GAAP	Pro-Forma	Pro-Forma
	2009	Adjustments(1)	2009	2010	Adjustments(2)	2010

Net sales	$61,949	$0	$61,949	$60,579	$0	$60,579

Cost of sales	$43,467	$0	$43,467	$51,305	($3,855)	$47,450

Gross profit	$18,482	$0	$18,482	$9,274	$3,855	$13,129
% of Net sales	29.8%	0.0%	29.8%	15.3%	6.4%	21.7%

SG&A expenses	$13,964	$0	$13,964	$14,024	$0	$14,024
% of Net sales	22.5%	0.0%	22.5%	23.1%	0.0%	23.1%

Impairment of long-lived assets	$23,251	($23,251)	$0	$0	$0	$0

Income (loss) from operations	($18,733)	$23,251	$4,518	($4,750)	$3,855	($895)
% of Net sales	-30.2%	37.5%	7.3%	-7.8%	6.4%	-1.5%

Income (loss) before income taxes	($22,663)	$23,251	$588	($8,657)	$3,855	($4,802)

Net income (loss)	($22,462)	$23,251	$789	($8,726)	$3,855	($4,871)
% of Net sales	-36.3%	37.5%	1.3%	-14.4%	6.4%	-8.0%

Diluted earnings (loss) per common share	($1.49)	$1.54	$0.05	($0.57)	$0.25	($0.32)

(1) 2009 Pro-Forma Adjustments include a $23.3MM impairment charge related to the long-lived assets held at the idle Olive Branch, Mississippi manufacturing facility.

(2) 2010 Pro-Forma Adjustments include a $0.8MM increase to previously established warranty reserve (Cost of sales) and a $3.1MM charge related to a supply contract (Cost of sales).

Trex Company, Inc.
Reconciliations of Pro-Forma Results of Operations Measures to the Nearest Comparable GAAP Measures
Nine Months Ended September 30,
(amounts in 000's except for diluted earnings (loss) per common share)

	2009 Reconciliation			2010 Reconciliation
	GAAP	Pro-Forma	Pro-Forma	GAAP	Pro-Forma	Pro-Forma
	2009	Adjustments(1)	2009	2010	Adjustments(2)	2010

Net sales	$221,054	$0	$221,054	$242,418	$0	$242,418

Cost of sales	$157,257	$0	$157,257	$186,341	($14,793)	$171,548

Gross profit	$63,797	$0	$63,797	$56,077	$14,793	$70,870
% of Net sales	28.9%	0.0%	28.9%	23.1%	6.1%	29.2%

SG&A expenses	$47,937	$0	$47,937	$52,305	($2,405)	$49,900
% of Net sales	21.7%	0.0%	21.7%	21.6%	-1.0%	20.6%

Impairment of long-lived assets	$23,251	($23,251)	$0	$0	$0	$0

Income (loss) from operations	($7,391)	$23,251	$15,860	$3,772	$17,198	$20,970
% of Net sales	-3.3%	10.5%	7.2%	1.6%	7.1%	8.7%

Income (loss) before income taxes	($18,403)	$23,251	$4,848	($7,805)	$17,198	$9,393

Net income (loss)	($18,200)	$23,251	$5,051	($7,740)	$17,198	$9,458
% of Net sales	-8.2%	10.5%	2.3%	-3.2%	7.1%	3.9%

Diluted earnings (loss) per common share	($1.21)	$1.55	$0.34	($0.51)	$1.13	$0.62

(1) 2009 Pro-Forma Adjustments include a $23.3MM impairment charge related to the long-lived assets held at the idle Olive Branch, Mississippi manufacturing facility.

(2) 2010 Pro-Forma Adjustments include a $9.8MM increase to previously established warranty reserve (Cost of sales), $5.0MM of charges related to supply contracts (Cost of sales) and a $2.4MM charge related to our joint venture in Spain (SG&A expenses).

CONTACT:
Trex Company, Inc.
James Cline, 540-542-6300
Chief Financial Officer
or
Lippert/Heilshorn & Associates
Harriet Fried, 212-838-3777